Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-82430 and 333-82432 of MedCath Corporation on Form S-8, of our report dated December 13, 2004, appearing in this Annual Report on Form 10-K of MedCath Corporation for the year ended September 30, 2004.

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
December 13, 2004